UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment #2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

Ecoark Holdings, Inc.

 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	39-2075693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rogers, AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

Magnolia Solar Corporation, 54 Cummings Park, Suite 316, Woburn, MA 01801
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported in a Current Report on Form 8-K filed on May 9, 2016, on May 3, 2016, Ecoark Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) by and among the Company, Pioneer Products, LLC, an Arkansas limited liability company and a wholly-owned subsidiary of the Company (“Pioneer”), Sable Polymer Solutions, LLC, an Arkansas limited liability company (“Sable”), and the holder of all of Sable’s membership interests. The Company issued 2,000,000 shares of the Company’s common stock (the “Shares”) in exchange for all of Sable’s membership interests. Sable will be a wholly-owned subsidiary of Pioneer.

With this Current Report on Form 8-K (“Amendment #2”), we are filing an amended Consent of Independent Registered Public Accounting Firm.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of Sable Polymer Solutions, LLC as of and for the years ended December 31, 2015 and 2014, together with the reports of KBL LLP with respect thereto, are included as Exhibit 99.1 and are incorporated by reference herein.

The unaudited consolidated financial statements of Sable Polymer Solutions, LLC as of and for the periods ended March 31, 2016 and 2015 are included as Exhibit 99.2 and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of the Company are included as Exhibit 99.3 hereto and are incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of KBL LLP. (Filed herewith)
99.1	Audited consolidated financial statements of Sable Polymer Solutions, LLC as of and for the years ended December 31, 2015 and 2014. (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 15, 2016)
99.2	Unaudited consolidated financial statements of Sable Polymer Solutions, LLC as of and for the periods ended March 31, 2016 and 2015. (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 15, 2016)
99.3	Unaudited pro forma consolidated financial statements of Ecoark Holdings, Inc. (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 15, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOARK HOLDINGS, INC.

Date: July 27, 2016	By:	/s/ Randy May
Name: Randy May
Title: Chief Executive Officer

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